Exhibit 16.1
June 28, 2007
Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549
Gentlemen:
We have read the statements made by True Religion Apparel, Inc. (the “Company”) pursuant to Item 4.01(a) of Form 8-K, as part of the Form 8-K/A No. 2 dated May 11, 2007, to be filed by the Company on or about June 29, 2007 (copy attached.) We agree with the statements concerning our firm contained in the second through fifth paragraphs under Item 401(a) of such Form 8-K/A No. 2.
We have no basis to agree or disagree with the Company’s comments in the first paragraph under Item 401(a) in the Form 8-K/A No. 2.
Very Truly Yours,

Stonefield Josephson, Inc.

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